Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports First Quarter 2009 Results

•                  First quarter revenue was $452.9 million, up 1 percent on a reported basis and 2 percent in constant dollars, over the fourth quarter of 2008.

•                  First quarter EPS was $0.43 and first quarter adjusted EPS was $0.58.

ATLANTA, April 22, 2009 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2009.  The company reported revenue of $452.9 million in the first quarter of 2009, a 10 percent decrease from the first quarter of 2008, of which 6 percent was due to the unfavorable effect of foreign exchange rates.  First quarter 2009 net income was $54.4 million, down from $65.7 million in the prior year.  Diluted earnings per share (“EPS”) for the first quarter of 2009 was $0.43 compared to $0.50 in the same period of the prior year.  On a non-GAAP basis, EPS, excluding the impact of acquisition-related amortization expense and a restructuring charge (“adjusted EPS”), was $0.58.

“First quarter results were solid in a very difficult environment,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer.  “As our senior executives continue to be deeply involved with our larger customers, it is clear that the current environment is significantly impacting customers’ long term business strategies. Their strategies are changing and this will drive new opportunities as the recovery gets underway. Our ongoing investments in new product innovation, new market initiatives and strategic acquisitions are positioning us to address those needs and should further strengthen our overall market position. In these volatile times, we continue to balance our short term obligations with the long term opportunities to grow and deliver value to our shareholders.”

First Quarter 2009 Highlights

•                  Revenue grew 1 percent on a reported basis and 2 percent in constant dollars, versus the fourth quarter, led by strong growth in TALX.

•                  During the first quarter of 2009, we took further steps to reduce operating expenses and we recorded an $8.4 million restructuring charge for severance expense associated with staff reductions.

•                  Operating margin was 22.7 percent compared to 25.1 percent in the first quarter of 2008.  On a non-GAAP basis, excluding the impact of the restructuring charge, operating margin was 24.5 percent in the first quarter of 2009.

•                  We repurchased 0.4 million of our common shares on the open market for $9.1 million during the first quarter of 2009.  At March 31, 2009, our remaining authorization for future share repurchases was $149.1 million.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $210.0 million in the first quarter of 2009, a 10 percent decrease from the first quarter of 2008 and a slight increase from the fourth quarter of 2008.

•                  Online Consumer Information Solutions revenue was $137.2 million, down 13 percent from a year ago;

•                  Mortgage Solutions revenue was $25.4 million, up 45 percent;

•                  Credit Marketing Services revenue was $27.3 million, down 23 percent; and

•                  Direct Marketing Services revenue was $20.1 million, down 14 percent.

Operating margin for USCIS was 36.0 percent in the first quarter of 2009, down from 38.6 percent in the first quarter of 2008.  Fourth quarter operating margin was 36.4 percent.

International

Total revenue was $100.8 million in the first quarter of 2009, a 22 percent decrease from the first quarter of 2008. In local currency, revenue was down 2 percent when compared to the same period in the prior year.  Compared to the first quarter of 2008:

•                  Latin America revenue was $45.9 million, up 7 percent in local currency, but down 14 percent in U.S. dollars;

•                  Europe revenue was $33.1 million, down 8 percent in local currency and down 31 percent in U.S. dollars; and

•                  Canada Consumer revenue was $21.8 million, down 7 percent in local currency and down 25 percent in U.S. dollars.

Operating margin for International was 28.7 percent in the first quarter of 2009, down from 30.5 percent in the first quarter of 2008 and up from fourth quarter operating margin of 27.0 percent.

TALX

Total revenue was $87.9 million in the first quarter of 2009, a 10 percent increase from the first quarter of 2008.  Compared to the first quarter of 2008:

•                  The Work Number revenue was $40.6 million, up 12 percent; and

•                  Tax and Talent Management Services revenue was $47.3 million, up 9 percent; Tax Management Services revenue growth more than offset a revenue decline in Talent Management Services.

Operating margin was 21.5 percent, up from 16.0 percent in the first quarter of 2008.

North America Personal Solutions

Total revenue was $38.4 million, an 11 percent decrease from the first quarter of 2008. Operating margin was 15.5 percent, down from 25.7 percent in the first quarter of 2008.

North America Commercial Solutions

Total revenue was $15.8 million, down 1 percent in local currency and down 8 percent in U.S. dollars compared to the first quarter of 2008. Operating margin was 14.4 percent, down slightly from 15.3 percent in the first quarter of 2008.

Second Quarter 2009 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates, Equifax expects consolidated revenue for the second quarter of 2009 to be comparable to up slightly when compared to the first quarter of 2009.  Adjusted EPS is expected to be between $0.55 and $0.60.

About Equifax Inc.  (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, employment and income verification and human resources business process outsourcing services, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses — large and small — rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, HR/payroll services, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 14 other countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 23, 2009, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating income and operating margin excluding restructuring charge, and net income and diluted EPS excluding acquisition-related amortization expense and restructuring charge, both net of tax.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, operating margin, net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investors/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including but not limited to changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, our ability to achieve targeted cost efficiencies, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2008 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2009	2008
	(Unaudited)
Operating revenue	$452.9	$503.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	189.0	206.2
Selling, general and administrative expenses	123.0	132.8
Depreciation and amortization	38.2	37.9
Total operating expenses	350.2	376.9
Operating income	102.7	126.2
Interest expense	(14.3)	(19.7)
Other income, net	2.4	0.3
Consolidated income before income taxes	90.8	106.8
Provision for income taxes	(34.7)	(39.4)
Consolidated net income	56.1	67.4
Less: Net income attributable to noncontrolling interests	(1.7)	(1.7)
Net income attributable to Equifax	$54.4	$65.7
Basic earnings per common share	$0.43	$0.51
Weighted-average shares used in computing basic earnings per share	126.2	129.6
Diluted earnings per common share	$0.43	$0.50
Weighted-average shares used in computing diluted earnings per share	127.4	132.1
Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In millions, except par values)	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60.0	$58.2
Trade accounts receivable, net of allowance for doubtful accounts of $14.5 at March 31, 2009 and December 31, 2008	263.8	253.4
Prepaid expenses	27.2	22.9
Other current assets	18.4	19.3
Total current assets	369.4	353.8
Property and equipment:
Capitalized internal-use software and system costs	319.7	313.9
Data processing equipment and furniture	168.3	176.6
Land, buildings and improvements	155.7	124.0
Total property and equipment	643.7	614.5
Less accumulated depreciation and amortization	(332.5)	(328.2)
Total property and equipment, net	311.2	286.3
Goodwill	1,765.8	1,760.0
Indefinite-lived intangible assets	95.0	95.1
Purchased intangible assets, net	660.8	682.2
Other assets, net	79.7	82.9
Total assets	$3,281.9	$3,260.3

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$294.7	$31.9
Capitalized lease obligation	29.0	—
Accounts payable	32.3	29.9
Accrued expenses	56.4	57.6
Accrued salaries and bonuses	28.9	54.2
Deferred revenue	64.2	65.7
Other current liabilities	78.6	78.7
Total current liabilities	584.1	318.0
Long-term debt	906.3	1,187.4
Deferred income tax liabilities, net	220.4	215.3
Long-term pension and other postretirement benefit liabilities	145.6	166.0
Other long-term liabilities	50.1	50.1
Total liabilities	1,906.5	1,936.8
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.2 at March 31, 2009 and December 31, 2008; Outstanding shares - 126.2 and 126.3 at March 31, 2009 and December 31, 2008, respectively	236.5	236.5
Paid-in capital	1,077.6	1,075.2
Retained earnings	2,330.3	2,281.0
Accumulated other comprehensive loss	(383.6)	(390.6)
Treasury stock, at cost, 60.1 shares and 59.7 shares at March 31, 2009 and December 31, 2008, respectively	(1,848.1)	(1,837.9)
Stock held by employee benefits trusts, at cost, 2.9 shares and 3.2 shares at March 31, 2009 and December 31, 2008, respectively	(49.1)	(51.8)
Total Equifax shareholders’ equity	1,363.6	1,312.4
Noncontrolling interests	11.8	11.1
Total equity	1,375.4	1,323.5
Total liabilities and equity	$3,281.9	$3,260.3

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(In millions)	2009	2008
	(Unaudited)
Operating activities:
Consolidated net income	$56.1	$67.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38.2	37.9
Stock-based compensation expense	3.7	6.1
Tax effects of stock-based compensation plans	(0.1)	1.5
Excess tax benefits from stock-based compensation plans	(0.2)	(0.8)
Deferred income taxes	3.2	(5.8)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(10.3)	(6.8)
Prepaid expenses and other current assets	(3.3)	(4.1)
Other assets	(0.3)	(1.4)
Current liabilities, excluding debt	(28.7)	(20.6)
Other long-term liabilities, excluding debt	(13.8)	3.1
Cash provided by operating activities	44.5	76.5
Investing activities:
Capital expenditures	(15.0)	(30.0)
Investment in unconsolidated affiliates	1.0	—
Acquisitions, net of cash acquired	—	(6.0)
Cash used in investing activities	(14.0)	(36.0)
Financing activities:
Net short-term borrowings (repayments)	260.1	(199.5)
Net (repayments) borrowings under long-term revolving credit facilities	(270.0)	200.0
Proceeds from issuance of long-term debt	—	2.1
Payments on long-term debt	(6.4)	(2.9)
Treasury stock purchases	(9.1)	(37.0)
Dividends paid to Equifax shareholders	(5.0)	(5.2)
Dividends paid to noncontrolling interests	(0.4)	(1.4)
Proceeds from exercise of stock options	3.4	5.6
Excess tax benefits from stock-based compensation plans	0.2	0.8
Other	(0.5)	(0.2)
Cash used in financing activities	(27.7)	(37.7)
Effect of foreign currency exchange rates on cash and cash equivalents	(1.0)	0.6
Increase in cash and cash equivalents	1.8	3.4
Cash and cash equivalents, beginning of period	58.2	81.6
Cash and cash equivalents, end of period	$60.0	$85.0

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.    Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

	Three Months Ended March 31,
					Local Currency
(in millions)	2009	2008	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$137.2	$156.9	$(19.7)	-13%
Mortgage Solutions	25.4	17.5	7.9	45%
Credit Marketing Services	27.3	35.4	(8.1)	-23%
Direct Marketing Services	20.1	23.4	(3.3)	-14%
Total U.S. Consumer Information Solutions	210.0	233.2	(23.2)	-10%
Europe	33.1	47.7	(14.6)	-31%	-8%
Latin America	45.9	53.2	(7.3)	-14%	7%
Canada Consumer	21.8	29.0	(7.2)	-25%	-7%
Total International	100.8	129.9	(29.1)	-22%	-2%
The Work Number	40.6	36.3	4.3	12%
Tax and Talent Management Services	47.3	43.3	4.0	9%
Total TALX	87.9	79.6	8.3	10%
North America Personal Solutions	38.4	43.1	(4.7)	-11%
North America Commercial Solutions	15.8	17.3	(1.5)	-8%	-1%
Total operating revenue	$452.9	$503.1	$(50.2)	-10%	-4%

	Three Months Ended March 31,
		Operating		Operating
(in millions)	2009	Margin	2008	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$75.5	36.0%	$90.1	38.6%	$(14.6)	-16%
International	28.9	28.7%	39.6	30.5%	(10.7)	-27%
TALX	18.8	21.5%	12.7	16.0%	6.1	48%
North America Personal Solutions	6.0	15.5%	11.1	25.7%	(5.1)	-46%
North America Commercial Solutions	2.3	14.4%	2.6	15.3%	(0.3)	-13%
General Corporate Expense	(28.8)	nm	(29.9)	nm	1.1	4%
Total operating income	$102.7	22.7%	$126.2	25.1%	$(23.5)	-19%

nm - not meaningful

* Reflects percentage change in revenue conforming 2009 results using 2008 exchange rates.

Common Questions & Answers (Unaudited)

(Dollars in millions)

2.    What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 38.2% for the three months ended March 31, 2009, up from 36.9% for the same period in 2008, due primarily to a discrete item recorded in the first quarter of 2009 related to the effect of a change in California state income taxes on our deferred tax liabilities.

3.    Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended
	March 31,
	2009	2008
U.S. Consumer Information Solutions	$11.7	$11.3
International	5.3	6.1
TALX	15.5	15.7
North America Personal Solutions	1.1	0.7
North America Commercial Solutions	1.4	1.3
General Corporate Expense	3.2	2.8
Total depreciation and amortization	$38.2	$37.9

4.    What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2009
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(5.1)	-18%	$(2.0)	-16%
Canada Commercial	(1.2)	-7%	(0.5)	-19%
Europe	(10.7)	-23%	(2.2)	-21%
Latin America	(11.1)	-21%	(3.6)	-21%
	$(28.1)	-6%	$(8.3)	-7%

5.    2008 expense reclassification

Certain prior year amounts have been reclassified to conform to current year presentation.  $3.4 million of selling, general and administrative expense in the prior year has been reclassified to cost of services.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.   Reconciliation of operating income to adjusted operating income, excluding restructuring charge, and presentation of adjusted operating margin:

	Three Months Ended
	March 31,
	2009	2008	$ Change	% Change

Revenue	$452.9	$503.1	$(50.2)	-10%
Operating income	$102.7	$126.2	$(23.5)	-19%
Restructuring charge (1)	8.4	—	8.4	nm
Adjusted operating income, excluding restructuring charge	$111.1	$126.2	$(15.1)	-12%
Adjusted operating margin	24.5%	25.1%

B.   Reconciliation of net income attributable to Equifax to diluted EPS, adjusted for acquisition-related amortization expense and restructuring charge:

	Three Months Ended
	March 31,
	2009	2008	$ Change	% Change

Net income attributable to Equifax	$54.4	$65.7	$(11.3)	-17%
Restructuring charge, net of tax (1)	5.4	—	5.4	nm
Net income attributable to Equifax, adjusted for restructuring charge	59.8	65.7	(5.9)	-9%
Acquisition-related amortization expense, net of tax	13.5	13.6	(0.1)	-1%
Net income attributable to Equifax, adjusted for acquisition-related amortization expense and restructuring charge	$73.3	$79.3	$(6.0)	-8%
Diluted EPS, adjusted for acquisition-related amortization expense and restructuring charge	$0.58	$0.60	$(0.02)	-4%
Weighted-average shares used in computing diluted EPS	127.4	132.1

nm - not meaningful

(1) Restructuring charge primarily represents severance expense of $8.4 million included in general corporate expense which is reflected in selling, general and administrative expenses on our Consolidated Statements of Income.  See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Restructuring Charge — During the first quarter of 2009, the company recorded an $8.4 million restructuring charge primarily related to severance expense in selling, general and administrative expenses on our Consolidated Statements of Income.  Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the quarter ended March 31, 2009, as compared to 2008 since a charge of such a material amount is not comparable to similar activity in the prior year.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted operating income and operating margin, excluding restructuring charge - Management believes excluding the restructuring charge from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.

Net income attributable to Equifax and diluted EPS, adjusted for acquisition-related amortization expense and restructuring charge - We calculate these financial measures by excluding acquisition-related amortization expense and the restructuring charge, both net of tax, from the determination of net income in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.